Exhibit 99.2

To: All Investors Bank & Trust Employees From: Kevin Sheehan

I’m excited to announce to you that Investors Bank & Trust has entered into an agreement to be purchased by State Street. This represents a significant milestone for our shareholders, clients and you.

I want to stress to you that State Street intends to maintain and build upon the very special qualities and culture that have made Investors Bank & Trust what it is today.

This will be an exciting time to be at the company. With State Street’s resources we will be able to offer clients a broader range of services and capabilities, accelerate capital investments in new technology solutions and deliver unmatched global reach. Our companies have followed a very similar business strategy focusing on institutional investors and dedicating resources and investment to providing value-added services to customers. In addition to a shared focus, we also share a philosophy around technology and client service that will make the consolidation of our business very easy to accomplish and importantly, seamless for customers.

Combined with the talent and resources of Investors Bank & Trust, State Street cements its position as the world’s leading specialist in providing institutional investors with investment servicing, investment management and investment research and trading services. This represents an unusual and dynamic opportunity for career growth for you.

We will be informing our clients of this news today. It is important that we reassure them that this transaction and transition period will have no impact on our ability to service their business. They remain our number one priority. I’m confident you will continue to maintain the highest standards of client service and support during this time. As it is likely many of you will be hearing directly from our clients, please read the entire FAQ document posted on our intranet site for direction in these conversations.

You will be kept informed of further developments and details of the transition as they become available.

Kevin Sheehan Chairman & CEO Investors Bank & Trust

State Street intends to file with the SEC a registration statement that will include the proxy statement/prospectus of Investors Financial Services Corp (“IFIN”) and other relevant documents to be mailed to security holders in connection with the proposed transaction. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STATE STREET, IFIN AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to security holders of IFIN seeking approval of the proposed transaction. Investors will be able to obtain these materi-

als (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of the proxy statement/prospectus (when it becomes available) may be obtained free of charge by directing a request to State Street Corporation, One Lincoln Street, Boston, MA 02111, Attention: Investor Relations; or by directing a request to IFIN, 200 Clarendon Street, Boston, MA 02116, Attention: Investor Relations. This document is not a solicitation of a proxy from any security holder of IFIN or an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. IFIN, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding IFIN’s directors and executive officers is available in the proxy statement filed with the SEC by IFIN on March 10, 2006. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.